Exhibit 99.1

News Release

International Game Technology Reports First Quarter 2013 Results

First Quarter Highlights (compared to last year’s first quarter)
•	Total revenues increased 19% to $530 million
•	North America product sales revenue increased 54%
•	GAAP earnings per share from continuing operations increased 41% to $0.24
•	Adjusted earnings per share from continuing operations increased 65% to $0.28
•	Sold 5,100 North America replacement units, up 82%

•	Social gaming revenues increased 15% sequentially from the fiscal fourth quarter of 2012

(LAS VEGAS – Jan. 22, 2013) – International Game Technology (NYSE: IGT) today reported operating results for the first quarter ended December 31, 2012.

“Our robust first quarter results – 19% revenue growth and a 65% increase in adjusted earnings per share from continuing operations – provide a great start toward what we expect will be our fourth consecutive year of double digit growth in adjusted earnings per share from continuing operations,” said Patti Hart, CEO of IGT. “We believe our strong performance demonstrates that our strategy is working and that IGT is moving in the right direction.  Through the remainder of fiscal 2013, we intend to build on this momentum by leveraging our core business, distributing our best-in-class content more broadly, and returning capital to shareholders.”

News Release
International Game Technology Reports 2013 First Quarter Results

Consolidated Results

($ in millions, except per share amounts)	First Quarters Ended
	December 31,
	2012	2011	% Change
GAAP Measures
Revenue	$530.3	$445.5	19%
Operating income	$118.4	$99.9	19%
Income from continuing operations	$65.3	$50.3	30%
Earnings per share from continuing operations	$0.24	$0.17	41%
Net operating cash flows	$94.5	$64.8	46%

Non-GAAP Measures
Adjusted operating income	$137.6	$99.9	38%
Adjusted income from continuing operations	$76.2	$50.3	51%
Adjusted earnings per share from continuing operations	$0.28	$0.17	65%
Free cash flow (after dividends)	$40.8	$(2.2)	*

Adjusted operating income, adjusted income from continuing operations, adjusted earnings per share from continuing operations and free cash flow are non-GAAP financial measures. Reconciliations between GAAP and non-GAAP measures are provided at the end of this release. No reconciliations for adjusted operating income, adjusted income from continuing operations, and adjusted earnings per share from continuing operations for the quarter ended December 31, 2011 are provided because no adjustments to GAAP measures were made, as indicated in the table above.

•	Revenues increased 19% to $530 million in the first quarter, primarily due to growth in North America product sales and interactive.
•	Adjusted earnings per share from continuing operations increased 65% to $0.28 for the first quarter.
•	Non-GAAP adjusted financial measures for the first quarter ended December 31, 2012 reflect the exclusion of acquisition related charges for Double Down and the exclusion of a royalty settlement.

News Release
International Game Technology Reports 2013 First Quarter Results

Gaming Operations (excluding Interactive)

($ in millions, unless otherwise noted)	First Quarters Ended
	December 31,
	2012	2011	% Change

Revenue	$242.6	$252.0	-4%
Gross profit	$153.1	$153.9	-1%
Gross margin	63%	61%	3%
Installed base	56,800	55,600	2%
Average revenue per unit per day (0.00)	$46.80	$50.58	-7%

•	Revenues decreased 4% to $243 million in the first quarter driven by lower MegaJackpots® revenue partially offset by higher lease operations revenue.
•	Gross margin increased to 63% from 61% in the first quarter, primarily due to an increase mix of lower-yielding higher-margin lease operations games and lower jackpot expenses.
•	Installed base increases were driven by lease operations growth globally.
•
Average revenue per unit per day in the first quarter was $46.80, down 7% over the prior year quarter and down 8% sequentially, primarily due to lower MegaJackpots® revenue and an increased mix of lower-yielding lease operations games.

Product Sales

($ in millions, unless otherwise noted)	First Quarters Ended
	December 31,
	2012	2011	% Change

Revenue	$234.8	$180.9	30%
Gross profit	$125.6	$91.5	37%
Gross margin	53%	51%	4%
Units recognized ('000)	10.7	7.3	47%
Average machine sales price ('000)	$14.8	$15.9	-7%

•
Revenues increased 30% to $235 million in the first quarter, due to increased North America machine sales related to Canadian and Illinois VLT customers, as well as increased non-machine intellectual property licensing fees.

•	Units recognized increased 47% in the first quarter, primarily due to Canadian and Illinois VLT sales.
•	North America gross margin increased to 56% from 53% in the first quarter, largely due to increased non-machine revenues, which included $5 million of royalty settlement fees.
•	North America average machine sales price in the first quarter decreased 11% compared to the prior year quarter mainly due to an unfavorable pricing mix related to increased VLT sales.

News Release
International Game Technology Reports 2013 First Quarter Results

Interactive

($ in millions, unless otherwise noted)	First Quarters Ended
	December 31,
	2012	2011	% Change

Revenue	$52.9	$12.6	320%
Social gaming	$41.3	-	*
IGTi	$11.6	$12.6	-8%

Gross Margin	58%	52%	12%
Social gaming	60%	-	*
IGTi	51%	52%	-2%

Double Down Average User Statistics*
DAU (Daily active users) ('000)	1,462	-	*
MAU (Monthly active users) ('000)	4,931	-	*
Bookings per DAU (0.00)	$0.31	-	*
*as a single application with multiple games, active users equal unique users

•	Social gaming revenues in the first quarter increased 15% sequentially to $41 million, primarily driven by an increase in both average DAU and average bookings per DAU.
•	Average DAU were 1.5 million in the first quarter, an increase of 3% compared to the prior sequential quarter.
•	Average bookings per DAU increased 11% sequentially to $0.31 in the first quarter.

News Release
International Game Technology Reports 2013 First Quarter Results

Operating Expenses and Other Income/Expense

	December 31,
	2012	2011	% Change
Operating Expenses
Selling, general & administrative	$100.2	$89.7	12%
Research & development	54.4	46.9	16%
Depreciation & amortization	19.0	15.4	23%
Contingent acquisition related costs	17.5	-	*
Total operating expenses	$191.1	$152.0	26%

Adjusted Operating Expenses
Total	$169.2	$152.0	11%

Adjusted operating expenses is a non-GAAP financial measure. Reconciliations between GAAP and non-GAAP measures are provided at the end of this release. No reconciliation for adjusted operating expenses for the quarter ended December 31, 2011 is provided because no adjustments to GAAP operating expenses were made, as indicated in the table above.

•	First quarter operating expenses increased over the prior year quarter primarily due to additional expenses from Double Down.
•	Adjusted operating expenses were 32% of revenues for the first quarter compared to 34% of revenues in the prior year quarter.

Balance Sheet and Capital Deployment

($ in millions)	December 31,	September 30,
	2012	2012	% Change

Cash and equivalents (including restricted amounts)	$277.0	$288.2	-4%
Working capital	$616.0	$633.0	-3%
Contractual debt obligations	$1,715.0	$1,790.0	-4%

•
During the first quarter, the company received 2.5 million shares related to the previously announced accelerated stock buyback (ASB).  The total number of shares delivered to IGT under the ASB was 30 million, at an average price of $13.22 per share, representing over 10% of the total shares outstanding when the program commenced.

•	During the first quarter, the company returned $16 million to shareholders in the form of dividends.
•	The company paid down $75 million of its contractual debt obligations during the first quarter.

News Release
International Game Technology Reports 2013 First Quarter Results

Other
References to per share amounts in this release are based on diluted shares of common stock, unless otherwise specified.  Reconciliations of all GAAP to Non-GAAP Adjusted financial measures are provided at the end of this release.

Outlook
Based on current expectations and the operating results for the first quarter of fiscal 2013, the company is reaffirming its fiscal year 2013 guidance for adjusted earnings from continuing operations of $1.20 to $1.30 per share.
GAAP earnings per share from continuing operations for fiscal year 2013 will include acquisition-related expenses, primarily related to Double Down, the amount of which are not determinable at this time.  The company may also recognize charges for impairment, other acquisition-related expenses, resolution of certain tax items, and/or other items that are not currently determinable, but may be significant. For this reason, the Company is unable to provide estimates for full-year GAAP earnings per share from continuing operations at this time.

Earnings Conference Call
As previously announced on Jan. 9, 2013, IGT will host a conference call to discuss its First Quarter 2013 earnings results on Tuesday, Jan. 22, 2013, at 2:00 p.m. PST. The access numbers are as follows:
Domestic callers dial +1 888-829-8676, passcode IGT
International callers dial +1 773-756-4709, passcode IGT
The conference call will also be broadcast live over the Internet. A link to the webcast is available at the IGT website: http://www.IGT.com/InvestorRelations.  The call will be archived until Tuesday, Feb. 5, 2013 at http://www.IGT.com/InvestorRelations, for those interested parties that are unable to participate during the live webcast.
A taped replay of the conference call will be available after the conference call. This replay will run through Tuesday, Feb. 5, 2013.  The access numbers are as follows:
Domestic callers dial +1 866-489-8039
International callers dial +1 203-369-1674

News Release
International Game Technology Reports 2013 First Quarter Results

Q1 FY 2013 Excel file

Q1 FY 2013 PDF of this press release

Forward-Looking Statements

This press release contains forward-looking statements that involve risks and uncertainties.  These statements include our expected future financial and operational performance (including our guidance for fiscal year 2013) and our strategic and operational plans.  These statements involve a number of risks and uncertainties that could cause actual results to differ materially from the results predicted, and reported results should not be considered an indication of future performance.  Among the factors that could cause actual results and outcomes to differ materially from those contained in such forward-looking statements are the following: general economic conditions and changes in economic conditions affecting the gaming industry; new or changing laws or regulations or new interpretations of existing laws or regulations affecting our business; difficulties or delays in obtaining or maintaining necessary licenses or approvals; slow growth in the number of new gaming jurisdictions or new casinos or the rate of replacement of existing gaming machines; changes in operator or player preferences for our products; our ability to compete in the gaming industry with new or existing competitors; our ability to develop and introduce new products and their acceptance by our customers; risks related to our international operations; our ability to protect our intellectual property; adverse results of litigation, including intellectual property infringement claims; risks related to business combinations, investments in intellectual property and the integration of acquisitions; and future developments or changes affecting online gaming or social casino-style gaming, which is a new and evolving industry.  A further list and description of these and other risks, uncertainties and other matters can be found in our annual report and other reports filed with the Securities and Exchange Commission, including under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for fiscal 2012 filed with the SEC on November 28, 2012 and available on the SEC website at www.sec.gov and on the investor relations section of our website at www.IGT.com.  Additional information will also be set forth in our Quarterly Report on Form 10-Q for our fiscal quarter ended December 31, 2012, which we expect to file with the SEC in the first quarter of calendar 2013.  All information provided in this release is as of January 22, 2013, and IGT does not intend, undertakes no duty to update this information to reflect subsequent events or circumstances.

Important Additional Information

International Game Technology (“IGT”), its directors and certain of its executive officers may be deemed to be participants in the solicitation of proxies from IGT stockholders in connection with the matters to be considered at IGT’s 2013 annual meeting of stockholders. IGT intends to file a definitive proxy statement with the U.S. Securities and Exchange Commission (the “SEC”) in connection with any such solicitation of proxies from IGT stockholders. IGT STOCKHOLDERS ARE STRONGLY ENCOURAGED TO READ ANY SUCH PROXY STATEMENT AND ACCOMPANYING PROXY CARD WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION. Information regarding the ownership of IGT’s directors and executive officers in IGT stock, restricted stock units and stock options is included in their SEC filings on Forms 3, 4 and 5, which can be found at IGT’s website (www.igt.com) in the section “Investor Relations.” More detailed information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, will be set forth in the proxy statement and other materials to be filed with the SEC in connection with IGT’s 2013 annual meeting of stockholders. Information can also be found in IGT’s Annual Report on Form 10-K for the year ended September 29, 2012, filed with the SEC on November 28, 2012, and IGT’s preliminary proxy statement, filed with the SEC on January 7, 2013. Stockholders will be able to obtain any proxy statement, any amendments or supplements to the proxy statement and other documents filed by IGT with the SEC for no charge at the SEC’s website at www.sec.gov. Copies will also be available at no charge at IGT’s website at www.igt.com or by writing to IGT at 6355 South Buffalo Drive, Las Vegas, Nevada 89113, Attn: Corporate Secretary.

News Release
International Game Technology Reports 2013 First Quarter Results

About IGT
International Game Technology (NYSE: IGT) is a global leader in the design, development and manufacture of gaming machines and systems products, as well as online and mobile gaming solutions for regulated markets. More information about IGT is available at www.IGT.com or follow IGT on Twitter at @IGTNews or Facebook at www.facebook.com/IGT.

Contact:
Matt Moyer
Vice President, IGT Investor Relations
+1 866-296-4232

News Release
International Game Technology Reports 2013 First Quarter Results

CONSOLIDATED STATEMENTS OF INCOME (Unaudited and Condensed)

	Quarters Ended December 31,
	2012	2011
(In millions, except per share amounts)
Revenues
Gaming operations	$242.6	$252.0
Product sales	234.8	180.9
Interactive	52.9	12.6
Total revenues	530.3	445.5

Costs and operating expenses
Cost of gaming operations	89.5	98.1
Cost of product sales	109.2	89.4
Cost of interactive	22.1	6.1
Selling, general and administrative	100.2	89.7
Research and development	54.4	46.9
Depreciation and amortization	19.0	15.4
Contingent acquisition related costs	17.5	-
Total costs and operating expenses	411.9	345.6

Operating income	118.4	99.9

Other income (expense)
Interest income	11.3	12.0
Interest expense	(31.7)	(30.0)
Other	(0.3)	(2.8)
Total other income (expense)	(20.7)	(20.8)

Income from continuing operations before tax	97.7	79.1
Income tax provision	32.4	28.8

Income from continuing operations	65.3	50.3
Loss from discontinued operations, net of tax	-	(1.0)

Net income	$65.3	$49.3

Basic earnings (loss) per share
Continuing operations	$0.25	$0.17
Discontinued operations	-	-
Net income	$0.25	$0.17

Diluted earnings (loss) per share
Continuing operations	$0.24	$0.17
Discontinued operations	-	(0.01)
Net income	$0.24	$0.16

Weighted average shares outstanding
Basic	265.9	297.3
Diluted	267.9	299.0

News Release
International Game Technology Reports 2013 First Quarter Results

CONSOLIDATED BALANCE SHEET (Unaudited and Condensed)

	December 31,	September 30,
	2012	2012
(In millions)
Assets
Current assets
Cash and equivalents	$200.7	$206.3
Restricted cash and investments	76.3	81.9
Jackpot annuity investments	59.6	60.2
Receivables, net	543.1	564.8
Inventories	91.5	92.9
Other assets and deferred costs	207.7	257.2
Total current assets	1,178.9	1,263.3
Property, plant and equipment, net	545.7	555.7
Jackpot annuity investments	291.0	295.7
Contracts and notes receivable, net	130.6	139.3
Goodwill and other intangibles, net	1,648.5	1,663.1
Other assets and deferred costs	381.8	368.0

Total Assets	$4,176.5	$4,285.1

Liabilities and Shareholders' Equity
Current liabilities
Accounts payable	$80.2	$87.5
Jackpot liabilities, current portion	141.5	152.4
Dividends payable	18.6	16.0
Other accrued liabilities	322.6	374.4
Total current liabilities	562.9	630.3
Long-term debt	1,775.5	1,846.4
Jackpot liabilities	319.9	328.6
Other liabilities	264.8	282.0

Total Liabilities	2,923.1	3,087.3

Total Equity	1,253.4	1,197.8

Total Liabilities and Shareholders' Equity	$4,176.5	$4,285.1

News Release
International Game Technology Reports 2013 First Quarter Results

CONSOLIDATED STATEMENTS OF CASH FLOW (Unaudited and Condensed)

	Three Months Ended
	December 31,
	2012	2011
(In millions)

Operating
Net income	$65.3	$49.3
Depreciation and amortization	57.7	54.6
Contingent earn-out consideration	2.1	-
Other non-cash items	30.5	23.2
Changes in operating assets and liabilities, excluding acquisitions:
Receivables	14.4	30.2
Inventories	2.6	(22.3)
Accounts payable and accrued liabilities	(83.5)	(57.0)
Jackpot liabilities	(24.2)	(5.9)
Income taxes, net of employee stock plans	28.8	(8.8)
Other assets and deferred costs	0.8	1.5

Net operating cash flows	94.5	64.8

Investing
Capital expenditures	(37.6)	(49.2)
Jackpot annuity investments, net	9.9	6.8
Changes in restricted cash	5.7	(10.7)
Loans receivable, net	7.6	7.4
Proceeds from assets sold	4.6	17.0

Net investing cash flows	(9.8)	(28.7)

Financing
Debt related proceeds (payments), net	(75.0)	-
Employee stock plan proceeds	1.8	8.7
Share repurchases and forward contracts	-	(4.4)
Dividends paid	(16.1)	(17.8)

Net financing cash flows	(89.3)	(13.5)

Foreign exchange rates effect on cash	(1.0)	2.1

Net change in cash and equivalents	(5.6)	24.7

Beginning cash and equivalents	206.3	460.0

Ending cash and equivalents	$200.7	$484.7

News Release
International Game Technology Reports 2013 First Quarter Results

SUPPLEMENTAL DATA (Unaudited)

Revenue Metrics

Quarters Ended December 31,	2012	2011
In millions, unless otherwise noted
Gaming Operations
Revenues	$242.6	$252.0
North America	208.6	219.5
International	34.0	32.5
Gross margin	63%	61%
North America	62%	59%
International	69%	74%
Installed base ('000)	56.8	55.6
North America	43.0	42.6
International	13.8	13.0
Average revenue per unit per day (0.00)	$46.80	$50.58
Product Sales
Revenues	$234.8	$180.9
North America	158.9	103.0
International	75.9	77.9
Machines	$157.5	$115.7
North America	101.8	59.1
International	55.7	56.6
Non-machine	$77.3	$65.2
North America	57.1	43.9
International	20.2	21.3
Gross margin	53%	51%
North America	56%	53%
International	48%	48%
Units recognized ('000)	10.7	7.3
North America	7.2	3.8
International	3.5	3.5
Units shipped ('000) [includes units where revenues deferred]	9.3	6.5
North America	6.8	3.5
New	1.7	0.7
Replacement	5.1	2.8
International	2.5	3.0
New	0.8	1.3
Replacement	1.7	1.7
Average machine sales price ('000)	$14.8	$15.9
North America	14.1	15.8
International	16.1	16.0
Interactive
Revenues	$52.9	$12.6
North America	41.9	0.1
International	11.0	12.5
Social	41.3	-
North America	41.3	-
International	-	-
IGTi	11.6	12.6
North America	0.6	0.1
International	11.0	12.5
Gross margin	58%	52%
North America	60%	n/a
International	50%	51%
DoubleDown Casino® Average User Statistics*
DAU (Daily active users) ('000)	1,462
MAU (Monthly active users) ('000)	4,931
Bookings per DAU ($0.00)	$0.31
*as a single application with multiple games, active users equal unique users

News Release
International Game Technology Reports 2013 First Quarter Results

Reconciliations of GAAP to Non-GAAP Adjusted Financial Measures
(in millions, except EPS)

First Quarter Ended December 31, 2012
					Continuing Operations
	Revenue	Cost of Revenues	Operating Expenses	Operating Income	Net Earnings (a)	Diluted EPS

GAAP measures	$530.3	$220.8	$191.1	$118.4	$65.3	$0.24
% of revenue			36%	22%
Acquisition related charges: (b)
Contingent retention & earn-out	-	-	(17.5)	17.5	11.5	0.04
Amortization of intangibles	-	(2.3)	(4.4)	6.7	4.4	0.02
Royalty settlement	(5.0)	-	-	(5.0)	(5.0)	(0.02)
Total non-GAAP adjustments	(5.0)	(2.3)	(21.9)	19.2	10.9	0.04

Adjusted measures	$525.3	$218.5	$169.2	$137.6	$76.2	$0.28
% of revenue			32%	26%

(a)	Adjustments tax effected at 34%, except no tax effect on royalty settlement
(b)	Primarily related to DoubleDown

Adjusted EBITDA For The First Quarters Ended December 31,

	2012	2011

GAAP Income from continuing operations	$65.3	$50.3
Other (income) expense, net	20.7	20.8
Income tax provision	32.4	28.8
Depreciation and amortization	57.7	54.6
Other charges:
Share-based compensation	8.6	8.2
Contingent acquisition related costs	17.5	-
Adjusted EBITDA	$202.2	$162.7

Free Cash Flow For The Three Months Ended December 31,
	2012	2011

GAAP net operating cash flows	$94.5	$64.8
Investment in property, plant and equipment	(7.3)	(9.8)
Investment in gaming operations equipment	(30.1)	(39.0)
Investment in intellectual property	(0.2)	(0.4)
Free Cash Flow (before dividends)	56.9	15.6
Dividends paid	(16.1)	(17.8)
Free Cash Flow (after dividends)	$40.8	$(2.2)

We believe that certain non-GAAP financial measures, when presented in conjunction with comparable GAAP (Generally Accepted Accounting Principles) measures, are useful because that information is an appropriate measure for evaluating our operating performance. Non-GAAP information is used to evaluate business performance and management’s effectiveness. These measures should be considered in addition to, not as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. Non-GAAP financial measures may not be calculated in the same manner by all companies and therefore may not be comparable.